                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                     Among

                               ALZA CORPORATION,

                              ABBOTT LABORATORIES

                                      and

                               AC MERGER SUB INC.

                           Dated as of June 21, 1999

                               Table of Contents

                                  ARTICLE I.

                      The Merger; Closing; Effective Time

1.1.   The Merger............................................................ 1
1.2.   Closing............................................................... 2
1.3.   Effective Time........................................................ 2

                                 ARTICLE II.

        Certificate of Incorporation and Bylaws of the Surviving Corporation

2.1.   The Certificate of Incorporation...................................... 2
2.2.   The Bylaws............................................................ 2

                                 ARTICLE III.

                      Officers, Directors and Management


3.1.   Directors of Surviving Corporation.................................... 2
3.2.   Officers of Surviving Corporation..................................... 3

                                 ARTICLE IV.

        Effect of the Merger on Capital Stock; Exchange of Certificates

4.1.   Effect on Capital Stock............................................... 3
4.2.   Exchange of Certificates for Shares................................... 4
4.3.   Dissenters' Rights.................................................... 6
4.4.   Adjustments to Prevent Dilution....................................... 7
4.5.   Convertible Debentures; Warrants...................................... 7

                                  ARTICLE V.

                        Representations and Warranties

5.1.   Representations and Warranties of the Company......................... 8
5.2.   Representations and Warranties of Parent and Merger Sub...............23


                                 ARTICLE VI.

                                  Covenants

6.1.   Interim Operations....................................................28
6.2.   Acquisition Proposals.................................................31
6.3.   Information Supplied..................................................32
6.4.   Stockholders Meeting..................................................33
6.5.   Filings; Other Actions; Notification..................................34
6.6.   Access; Consultation..................................................36
6.7.   Affiliates............................................................37
6.8.   Stock Exchange Listing................................................38
6.9.   Publicity.............................................................38
6.10.  Employee Benefits.....................................................38
6.11.  Expenses..............................................................40
6.12.  Indemnification; Directors' and Officers' Insurance...................40
6.13.  Takeover Statutes.....................................................42
6.14.  Confidentiality.......................................................43
6.15.  Tax-Free Reorganization...............................................43

                                 ARTICLE VII.

                                  Conditions

7.1.   Conditions to Each Party's Obligation to Effect the Merger............43
7.2.   Conditions to Obligations of Parent and Merger Sub....................44
7.3.   Conditions to Obligation of the Company...............................45

                                 ARTICLE VIII.

                                  Termination

8.1.   Termination by Mutual Consent.........................................46
8.2.   Termination by Either Parent or the Company...........................46
8.3.   Termination by the Company............................................47
8.4.   Termination by Parent.................................................48
8.5.   Effect of Termination and Abandonment.................................48

                                 ARTICLE IX.

                           Miscellaneous and General

9.1.   Certain Definitions...................................................50


9.2.   Survival..............................................................52
9.3.   Modification or Amendment.............................................52
9.4.   Waiver of Conditions..................................................53
9.5.   Counterparts..........................................................53
9.6.   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.........................53
9.7.   Notices...............................................................54
9.8.   Entire Agreement......................................................55
9.9.   No Third Party Beneficiaries..........................................56
9.10.  Obligations of Parent and of the Company..............................56
9.11.  Severability..........................................................56
9.12.  Interpretation........................................................56
9.13.  Assignment............................................................56


                                    Exhibits

Exhibit A.................................................Stockholder Agreement
Exhibit B.................................................Stockholder Agreement

                             Index of Defined Terms

Term                                                                     Section
----                                                                     -------

5% Debenture Indenture....................................................4.5(a)
5% Debenture Trustee......................................................4.5(a)
5% Debentures.............................................................5.1(b)
5-1/4% Debenture Indenture................................................4.5(b)
5-1/4% Debenture Trustee..................................................4.5(b)
5-1/4% Debentures.........................................................5.1(b)
Acquisition Proposal......................................................6.2(a)
Activities to Date...............................................5.1(p)(1)(A)(i)
Affiliates...................................................................9.1
Agreement...............................................................preamble
Audit Date................................................................5.1(f)
Bankruptcy and Equity Exception...........................................5.1(c)
Bylaws.......................................................................2.2
Certificate...............................................................4.1(a)
Certificate of Merger........................................................1.3
Charter......................................................................2.1
Charter and Bylaw Provisions..............................................5.1(j)
Chase.....................................................................5.1(c)
Closing......................................................................1.2
Closing Date.................................................................1.2
Code.........................................................................9.1
Company.................................................................preamble
Company Affiliate's Letter................................................6.7(a)
Company Disclosure Letter....................................................5.1
Company IP Rights......................................................5.1(r)(1)
Company Option........................................................6.10(b)(i)
Company Preferred Shares..................................................5.1(b)
Company Representatives...................................................6.2(a)
Company Required Consents..............................................5.1(d)(1)
Company Share.............................................................4.1(a)
Company Shares............................................................4.1(a)
Company Stock Plans.......................................................5.1(b)
Company's Executive Officers.................................................9.1
Company's Reports.........................................................5.1(e)
Compensation and Benefit Plans.........................................5.1(h)(i)
Competition Laws.............................................................9.1
Computer Systems..........................................................5.1(s)
Confidentiality Agreement...................................................6.14
Contracts..............................................................5.1(d)(2)

Convertible Debentures....................................................5.1(b)
Crescendo....................................................................9.1
Crescendo Certificate of Incorporation.................................5.1(t)(2)
Crescendo Payments.....................................................5.1(t)(2)
Crescendo Products.....................................................5.1(t)(2)
DGCL.........................................................................9.1
Delaware Courts...........................................................9.6(a)
Effective Time...............................................................1.3
Environmental Law............................................................9.1
ERISA........................................................................9.1
ERISA Affiliate..............................................................9.1
Exchange Act.................................................................9.1
Exchange Agent............................................................4.2(a)
Exchange Ratio............................................................4.1(a)
Excluded Company Shares...................................................4.1(a)
FDCA.........................................................................9.1
GAAP.........................................................................9.1
Governmental Entity....................................................5.1(d)(1)
Hazardous Substance..........................................................9.1
HSR Act......................................................................9.1
Indemnified Parties......................................................6.12(a)
IRS..........................................................................9.1
Laws.........................................................................9.1
Licenses.........................................................5.1(p)(1)(A)(i)
Material Adverse Effect......................................................9.1
Merger..................................................................recitals
Merger Consideration......................................................4.1(a)
Merger Sub..............................................................preamble
Merrill Lynch.............................................................5.1(c)
Modified Recommendation Stockholder Rejection Termination.................8.5(b)
NYSE.........................................................................9.1
Order.....................................................................7.1(c)
Parent..................................................................preamble
Parent Affiliate's Letter.................................................6.7(a)
Parent Common Stock.......................................................4.1(a)
Parent Disclosure Letter.....................................................5.2
Parent Preferred Shares................................................5.2(b)(1)
Parent Required Consents...............................................5.2(d)(1)
Parent Stock Plans.....................................................5.2(b)(1)
Parent's Reports..........................................................5.2(e)
PBGC.........................................................................9.1
Pension Plan..........................................................5.1(h)(ii)
Permits......................................................................9.1

Person.......................................................................9.1
Pooling Affiliates........................................................6.7(a)
Pooling Requirements....................................................recitals
Products............................................................5.1(p)(1)(A)
Prospectus/Proxy Statement...................................................6.3
Purchase Plans........................................................6.10(a)(i)
Restricted Share.........................................................6.10(b)
Requisite Vote............................................................5.1(c)
Rule 145 Affiliates.......................................................6.7(a)
S-4 Registration Statement...................................................6.3
SEC..........................................................................9.1
Securities Act...............................................................9.1
Significant Agreements....................................................5.1(q)
Significant Investees........................................................9.1
Significant Subsidiaries.....................................................9.1
Stockholders Meeting.........................................................6.4
Subsequent Transaction....................................................6.5(e)
Subsidiary...................................................................9.1
Substitute Option.....................................................6.10(b)(i)
Substitute Restricted Shares.............................................6.10(b)
Superior Proposal.........................................................6.2(a)
Surviving Corporation........................................................1.1
Takeover Statute..........................................................5.1(j)
Tax..........................................................................9.1
Tax Return...................................................................9.1
Taxable......................................................................9.1
Taxes........................................................................9.1
Termination Date.............................................................8.2
Termination Fee...........................................................8.5(b)
Warrant Agreement.........................................................4.5(c)
Warrants..................................................................5.1(b)
Year 2000 Compliance......................................................5.1(s)
Waiting Period...............................................................8.2

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 21,
                                              ---------
1999, is among ALZA CORPORATION, a Delaware corporation (the "Company"), ABBOTT
                                                              -------
LABORATORIES, an Illinois corporation ("Parent"), and AC MERGER SUB INC., a
                                        ------
Delaware corporation that is a wholly owned subsidiary of Parent ("Merger Sub").
                                                                   ----------

                                    RECITALS

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and
                                                     ------
subject to the conditions set forth in this Agreement;

     WHEREAS, the parties intend, by executing and delivering this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Code, and to cause the Merger to qualify as a "reorganization" as therein defined;

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests" in accordance with the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended and/or interpreted by the rules and regulations of the SEC and applicable pronouncements by the Financial Accounting Standards Board, the Emerging Issues Task Force and the American Institute of Certified Public Accountants (collectively, with the rules and regulations of the SEC, the "Pooling Requirements");
---------------------

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                  ARTICLE I.

                      The Merger; Closing; Effective Time
                      -----------------------------------

     1.1  The Merger.  Upon the terms and subject to the conditions set forth in
          ----------
this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving
                    ---------

Corporation") and shall continue to be governed by the laws of the State of
-----------
Delaware, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger except as set forth in Article II and Article III. The Merger shall have the effects specified in the DGCL.

     1.2  Closing.  The closing of the Merger (the "Closing") shall take place
          -------                                   -------
(i) at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, at 9:00 A.M., local time, on the second business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").
              ------------

     1.3  Effective Time.  As soon as practicable following the Closing, the
          --------------
Company and Parent will cause a Certificate of Merger (the "Certificate of
                                                            --------------
Merger") to be executed, acknowledged and filed with the Secretary of State of
------
the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").
                               --------------

                                  ARTICLE II.

      Certificate of Incorporation and Bylaws of the Surviving Corporation
      --------------------------------------------------------------------

     2.1  The Certificate of Incorporation.  The certificate of incorporation of
          --------------------------------
Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until
                                                                -------
duly amended as provided therein or by applicable law.

     2.2  The Bylaws.  The bylaws of Merger Sub in effect at the Effective Time
          ----------
shall be the bylaws of the Surviving Corporation (the "Bylaws"), until
                                                       ------
thereafter amended as provided therein or by applicable law.

                                  ARTICLE III

                       Officers, Directors and Management
                       ----------------------------------

     3.1  Directors of Surviving Corporation.  The directors of Merger Sub at
          ----------------------------------
the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

     3.2  Officers of Surviving Corporation.  The officers of the Company at the
          ---------------------------------
Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                                  ARTICLE IV.

          Effect of the Merger on Capital Stock; Exchange of Certificates
          ---------------------------------------------------------------

     4.1  Effect on Capital Stock.  At the Effective Time, the Merger shall have
          -----------------------
the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:

     (a)  Merger Consideration.  Each share of common stock, $0.01 par value per
          --------------------
          share, of the Company (each a "Company Share" and, collectively, the
                                         -------------
          "Company Shares") issued and outstanding immediately prior to the
           --------------
          Effective Time (but not including Company Shares that are owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent or Company Shares that are owned by the Company or any direct or indirect Subsidiary of the Company, and in each case not held on behalf of third parties (collectively, "Excluded Company Shares")),
                                                  -----------------------
          shall be converted into and become exchangeable for 1.20 shares (the
          "Exchange Ratio") of Common Stock, no par value, of Parent ("Parent
           --------------                                              ------
          Common Stock"), subject to adjustment as provided in Section 4.4 (the
          ------------
          "Merger Consideration"). At the Effective Time, all Company Shares
           --------------------
          shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly
                                                         -----------
          representing any of such Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of the fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c), in each case without interest.

     (b)  Cancellation of Excluded Company Shares.  Each Excluded Company Share
          ---------------------------------------
          issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (c) Merger Sub. At the Effective Time, each share of Common Stock, par
         ----------
         value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly owned subsidiary of Parent.

4.2  Exchange of Certificates for Shares.
     -----------------------------------

     (a) Exchange Fund.  Prior to the Effective Time, Parent shall appoint a
         -------------
         bank or trust company, or a subsidiary thereof, having net capital of not less than $100 million, with the Company's prior approval, which shall not be unreasonably withheld, to act as exchange agent for the purposes of exchanging Certificates for Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall
          --------------
         deposit with the Exchange Agent, in trust for the benefit of holders of Company Shares, certificates representing shares of Parent Common Stock issuable pursuant to Section 4.1(a). Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 4.2(e).

     (b) Exchange Procedures.  Promptly after the Effective Time, the Surviving
         -------------------
         Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a Certificate in respect of Company Shares (other than holders of a Certificate in respect of Excluded Company Shares) (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss and a reasonable undertaking to indemnify the Company in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for exchanging the Certificates for (A) certificates representing shares of Parent Common Stock and (B) any cash in lieu of fractional shares determined in accordance with Section 4.2(e) plus any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Co mmon Stock that such holder is entitled to receive pursuant to this Section 4.2, and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 4.2(e) plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this
         Section 4.2. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of any Certificate. In the event of a transfer of ownership of Company Shares that occurred prior to the Effective Time, but is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash in lieu of fractional shares to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

    (c)  Distributions with Respect to Unexchanged Shares; Voting.
         --------------------------------------------------------

    (1) Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions so declared in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 4.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange for such Certificate, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Parent Common Stock and not previously paid and

    (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

    (ii) Registered holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

    (d)  Transfers.  After the Effective Time, there shall be no transfers on
         ---------
         the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

    (e)  Fractional Shares.  Notwithstanding any other provision of this
         -----------------
         Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average closing price of a share of Parent Common Stock, as reported in The Wall Street Journal, New York City edition, on the five (5) trading days immediately prior to the Effective Time.

    (f)  Termination of Exchange Period; Unclaimed Stock.  Any shares of Parent
         -----------------------------------------------
         Common Stock and any portion of the cash, dividends or other distributions with respect to the Parent Common Stock deposited by Parent with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of the Company 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this
         Article IV shall thereafter be entitled to look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e) upon due surrender of their Certificates (or affidavits of loss and a reasonable undertaking to indemnify the Company in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Lost, Stolen or Destroyed Certificates.  In the event any Certificate
         --------------------------------------
         shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock and the Exchange Agent will distribute such stock, any cash, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e), in each case, without interest.

     (8) Affiliates.  Notwithstanding anything in this Agreement to the
         ----------
         contrary, Certificates surrendered for exchange by any Pooling Affiliate or Rule 145 Affiliate (as determined pursuant to Section 6.7) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.7.

   4.3.  Dissenters' Rights.  In accordance with Section 262 of the DGCL, no
         ------------------
appraisal rights will be available to holders of Company Shares in connection with the Merger.

   4.4.  Adjustments to Prevent Dilution.  In the event that prior to the
         -------------------------------
Effective Time, solely as a result of reclassification, stock split (including a reverse split), or stock dividend or stock distribution made on a pro rata basis to all holders of stock of the entity making such a stock dividend or stock distribution, there is a change in the number of Company Shares or shares of Parent Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding, the Exchange Ratio shall be equitably adjusted to eliminate the effects of such event.

    4.5  Convertible Debentures; Warrants.
         --------------------------------

     (a) 5% Debentures.  At the Effective Time, the Company and Parent shall
         -------------
     execute a supplemental indenture satisfying the requirements of Sections 10.1(a) and (c), 11.1, 11.2 and 14.6 of the 5% Debenture Indenture dated as of April 23, 1996 (the "5% Debenture Indenture") between the Company and
                             ----------------------
     The Chase Manhattan Bank, N.A., as Trustee (the "5% Debenture Trustee"),
                                                      --------------------
     and the Company shall use its reasonable best efforts to cause the 5% Debenture Trustee to execute such supplemental indenture. The Company shall give the notice required by Section 14.10(3) of the 5% Debenture Indenture at least 15 days prior to the Effective Time. Within 20 days after the Effective Time, Parent shall cause the Surviving Corporation to give the notice required by Section 14.6 of the 5% Debenture Indenture. On or before the 30th day after the Effective Time, Parent shall cause the Surviving Corporation to give the notice required by Section 15.2 of the 5% Debenture Indenture.

     (b) 5-1/4% Debentures.  At the Effective Time, the Company and Parent
         -----------------
     shall execute a supplemental indenture satisfying the requirements of Sections 9.1(2) and 11.14 of the Indenture dated as of July 1, 1994 (the "5-1/4% Debenture Indenture") between the Company and The Chase Manhattan
     ---------------------------
     Bank, N.A., as Trustee (the "5-1/4% Debenture Trustee"), and the Company
                                  ------------------------
     shall use its reasonable best efforts to cause the 5-1/4% Debenture Trustee to execute such supplemental indenture. Within 15 days after the Effective Time, Parent shall cause the Surviving Corporation to give the notice required by Section 3.9(b) of the 5-1/4% Debenture Indenture. The Company and Parent shall comply with the requirements of Article 5 of the 5-1/4% Debenture Indenture.

     (c) Warrants.  At least 20 days prior to the record date (or expected
         --------
     record date) for determining stockholders entitled to vote at the Stockholders Meeting, and at least 20 days prior to the Effective Time, the Company shall send written notice of the Merger and the other transactions contemplated by this Agreement to the Warrant Agent (as defined in the Warrant Agreement dated as of May 14, 1993 between the Company and The First National Bank of Boston (the "Warrant Agreement")) and each Holder
                                         -----------------
     (as defined in the Warrant Agreement) of Warrants in the manner specified in Section 6.2 of the Warrant Agreement. At the Effective Time, the Company and Parent shall execute a supplement to the Warrant Agreement satisfying the requirements of Sections 5.4 and 11 thereof, and the Company shall use its reasonable best efforts to cause the Warrant Agent to execute such supplement.

                                  ARTICLE V.

                         Representations and Warranties
                         ------------------------------

     5.1  Representations and Warranties of the Company.  Except as set forth in
          ---------------------------------------------
the corresponding sections or subsections of the disclosure letter, dated the date of this Agreement, delivered by the Company to Parent (the "Company
                                                                 -------
Disclosure Letter") (it being understood that the omission of an item from a
-----------------
section or subsection of the Company Disclosure Letter shall not cause a breach of this Agreement if such item is disclosed in another section or subsection of the Company Disclosure Letter in a manner which makes the item understandably applicable to the section or subsection from which such item is omitted), the Company represents and warrants to Parent and Merger Sub that:

     (a) Organization, Good Standing and Qualification.  Each of the Company and
         ---------------------------------------------
         its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. The Company has made available to Parent a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect.

     (b) Capital Structure.  The authorized capital stock of the Company
         -----------------
         consists of 300,000,000 Company Shares, of which 101,143,167 Company Shares were issued and outstanding and none were held in treasury as of the close of business on June 17, 1999, and 100,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Shares"), none
                                                ------------------------
         of which were outstanding as of the date hereof. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Company Shares subject to issuance as set forth below or that are permitted to become subject to issuance pursuant to Section 6.1(a)(iv) or (vii) of this Agreement, the Company has no Company Shares, Company Preferred Shares or other shares of capital stock reserved for or otherwise subject to issuance. As of the date of this Agreement, the Company has outstanding $500,000,000 aggregate principal amount of 5% convertible subordinated debentures due 2006 (the "5% Debentures") and $945,481,000 aggregate principal
                        -------------
         amount at maturity of 5-1/4% zero coupon convertible subordinated debentures due 2014 (the "5-1/4% Debentures" and, together with the 5%
                                   -----------------
         Debentures, the "Convertible Debentures") which, in the aggregate, are
                          ----------------------
         convertible into 25,371,112 Company Shares. As of the date of this Agreement, the Company has outstanding warrants to purchase 966,798 Company Shares at an exercise price of $65.00 per Company Share (the "Warrants"). As of June 17, 1999, there were 9,785,067 Company Shares
          --------
         that the Company was obligated to issue pursuant to the

    Company's stock plans, each of which are listed in Section 5.1(b) of the Company Disclosure Letter (collectively, the "Company Stock Plans"). Each of
                                                  -------------------
    the outstanding shares of capital stock or other securities of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock, other securities or assets of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock, other securities or assets of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote or, except for the Convertible Debentures, convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. No Company Shares are held by a Subsidiary of the Company.

(c) Corporate Authority; Approval and Fairness.  The Company has all
    ------------------------------------------
    requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, subject only to adoption of this Agreement by the holders of at least a majority of the outstanding Company Shares (the "Requisite Vote") and the Company Required Consents, to consummate the
     --------------
    Merger. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of
                            -------------------------------
    Directors of the Company (A) has unanimously approved and declared advisable this Agreement and the Merger and the other transactions contemplated by this Agreement and (B) has received the opinions of its financial advisors, Chase Securities Inc. ("Chase") and Merrill Lynch & Co. ("Merrill Lynch"),
                            -----                             -------------
    in a customary form and to the
          effect that the Exchange Ratio is fair to the holders of the Company Shares from a financial point of view.

          (d) Governmental Filings; No Violations.
              -----------------------------------

          (1) Other than the filings and/or notices (A) pursuant to Section 1.3,
          (B) under the HSR Act, the Securities Act and the Exchange Act, (C) pursuant to the European Community Merger Control Regulation, (D) to comply with state securities or "blue-sky" laws and (E) to comply with any other relevant Competition Laws (including such laws in Canada and, if necessary, Japan) (such filings and/or notices of the Company being the "Company Required Consents"), no notices, reports or other
                     -------------------------
          filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and
                   -------------------
          delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company and prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement.

          (2) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Company's certificate of incorporation or bylaws or the comparable governing instruments of any of the Company's Significant Investees or, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of the Company's Significant Investees (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (whether oral or written) ("Contracts") binding upon the Company or any of its
                             ---------
          Significant Investees or any Law or governmental or non-governmental permit or license to which the Company or any of its Significant Investees is subject or (C) any change in the rights or obligations of any party under any Contracts to which the Company or its Significant Investees are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company and prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. The Company Disclosure Letter sets forth a correct and complete list of Contracts of the Company and its Significant Investees pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company and is not, individually or in the aggregate, reasonably likely to prevent or materially impair the Company's ability to consummate the transactions contemplated by this Agreement.

(e) Reports; Financial Statements.  The Company has filed with the SEC all
    -----------------------------
    required forms, reports, registration statements and documents required to be filed by it with the SEC since December 31, 1996. The Company has made available to Parent each registration statement, report, proxy statement or information statement filed by the Company since December 31, 1996, including the Company's Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date of this Agreement, the "Company's Reports"). As of their respective dates,
                            -----------------
    the Company's Reports complied as to form with all applicable requirements under the Securities Act, the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company's Repo rts (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, stockholders' equity and of cash flows included in or incorporated by reference into the Company's Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes (to the extent permitted by the rules applicable to Form 10-Q) and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. To the Company's knowledge, as of the date of this Agreement, no Person or "group" "beneficially owns" 5% or more of the Company's outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

(f) Absence of Certain Changes. Except as disclosed in the Company's Reports
    --------------------------
    filed prior to the date of this Agreement or as expressly contemplated by this Agreement, since December 31, 1998 (the "Audit Date"), the Company and
                                                  ----------
    its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary and usual course of such businesses and there has not been: (i) any change in the financial condition, liabilities and assets (taken together), business or results of operations of the Company and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company's capital stock; or (iv) any change by the Company in accounting principles, practices or methods, except as required by GAAP. Since the Audit Date, except as provided for in this Agreement, in the Company Disclosure Letter or as disclosed in the Company's Reports filed prior to the date of this Agreement, there has not been any increase in the salary, wage, bonus, grants, awards, benefits or other compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or key employees or any amendment of any of the Company's Compensation and Benefit Plans other than increases or amendments in the normal and usual course of the Company's business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of new individual compensation and benefits for promoted or newly hired officers and employees on terms consistent with past practice).

(g) Litigation and Liabilities.  Except as disclosed in the Company's
    --------------------------
    Reports filed prior to the date of this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of the Company's Executive Officers, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, except in each case for those that are not, individually or in the aggregate, reasonably likely (x) to have a Material Adverse Effect on the Company and (y) to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. The litigation matters set forth in Section 5.1(g) of the Company Disclosure Letter, taken as a whole, are not reasonably likely to have a Material Adverse Effect on the Company.

(h) Employee Benefits.
    -----------------

(i) Except as set forth in Section 5.1(h) of the Company Disclosure Letter, none of the Company or any ERISA Affiliate maintains, is a party to, participates in or has any liability or contingent liability with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, consulting, termination, severance, compensation, medical, health or fringe benefit plan, or other plan, program, agreement, policy or arrangement for any agents, consultants, employees, directors, former employees or former directors of the Company and or any ERISA Affiliate which does not constitute an employee benefit plan (which employee benefit plans and other plans, programs, agreements, policies and arrangements are collectively referred to as the "Compensation and Benefit Plans"). A true and correct copy of each
           ------------------------------
Compensation and Benefit Plan and, to the extent applicable, copies of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to any Compensation and Benefit Plans and any trust agreements or insurance contracts forming a part of such Compensation and Benefit Plans has been made available by the Company to Parent prior to the date of this Agreement. In the case of any Compensation and Benefit Plan which is not in written form, the Company has supplied to Parent an accurate description of such Compensation and Benefit Plan as in effect on the date of this Agreement.

(ii) All Compensation and Benefit Plans have been administered in substantial compliance with all requirements of applicable law, including the Code and ERISA, and no event has occurred which will or could cause any such Compensation and Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance. There have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any ERISA Affiliate may be liable. Each of the Compensation and Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA), each a "Pension
                                                                   -------
Plan," and that is intended to be qualified under Section 401(a) of the Code has
----
received a favorable determination letter from the IRS which covers all changes in law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired and none of the Company nor any of its ERISA Affiliates is aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company's Executive Officers, threatened material litigation relating to its Compensation and Benefit Plans. Neither the Company nor any of the ERISA Affiliates has engaged in a transaction with respect to any of the Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date of this Agreement, would subject the Company or any of the ERISA Affiliates to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(iii) All contributions required to be made under the terms of any of the Compensation and Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company's Reports filed prior to the date of this Agreement.

(iv) None of the Company or any ERISA Affiliate have any obligations for post-employment health and life benefits under any of the Compensation and Benefit Plans, except as set forth in the Company's Reports filed prior to the date of this Agreement or as required by applicable law.

(v) Except as set forth in Section 5.1(h)(v) of the Company Disclosure Letter, the consummation of the Merger (or the approval of the Merger by stockholders of the Company) and the other transactions contemplated by this Agreement will not
(x) entitle any employees or directors of the Company or any employees of any of the Company's ERISA Affiliates to severance pay, directly or indirectly, upon termination of employment or otherwise, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit

Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

(vi) None of the Compensation and Benefit Plans is a multiemployer plan, none of the Compensation and Benefit Plans is otherwise subject to Title IV of ERISA and none of the Company or any of the ERISA Affiliates have contributed or been obligated to contribute to a multiemployer plan or any other plan which is subject to Title IV of ERISA.

(vii) Prior to the date of this Agreement, the Company has made its 1999 annual grant of stock based awards under its Compensation and Benefit Plans and does not intend to make any additional grants of stock based awards until its 2000 annual grant of stock based awards under its Compensation and Benefit Plans except as may be expressly permitted by Section 6.1(a)(iv).

(viii) Except as set forth in Section 5.1(h)(viii) of the Company's Disclosure Letter, no person is eligible or may become eligible for benefits under the Company's Executive Severance Plan.

(i) Compliance with Laws.  Except as set forth in the Company's Reports
    --------------------
    filed prior to the date of this Agreement, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Laws except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company and are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. Except as set forth in the Company's Reports filed prior to the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the actual knowledge of the Company's Executive Officers, threatened, nor, to the actual knowledge of the Company's Executive Officers, has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company and are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of the Company's Executive Officers, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in order to comply with any such Laws, and the Company has not received any notice or c ommunication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has all Permits necessary to conduct its business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Company's ability to consummate the transactions contemplated by this Agreement.

(j) Takeover Statutes; Charter and Bylaw Provisions.  The Board of
    -----------------------------------------------
    Directors of the Company has taken all appropriate and necessary actions such that either Parent or Merger Sub, as "interested stockholders", will be permitted at any time to enter into one or more "business combinations" (within the meaning of Section 203(c)(3) of the DGCL) with the Company, despite the execution and delivery of this Agreement, and despite the consummation of the transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") as in effect
                                                 ----------------
    on the date of this Agreement is applicable to the Company, the Company Shares, the Merger or the other transactions contemplated by this Agreement. No anti-takeover provision contained in the Company's certificate of incorporation, including Article 10 thereof, or its bylaws (collectively, "Charter and Bylaw Provisions") is, or at the Effective Time will be,
     ----------------------------
    applicable to the Merger or the other transactions contemplated by this Agreement in any manner that would prevent or make materially burdensome to Parent the Merger or the other transactions contemplated by this Agreement.

(k) Environmental Matters.  Except as disclosed in the Company's Reports
    ---------------------
    filed prior to the date of this Agreement and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company: (i) each of the Company and its Subsidiaries has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the

    Company or any of its Subsidiaries were not contaminated with Hazardous Subs tances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of the Company's properties pursuant to any Environmental Law.

(l) Accounting and Tax Matters.  Neither the Company nor any of its
    --------------------------
    Subsidiaries or Pooling Affiliates has taken or agreed to take any action, nor do the Company's Executive Officers have any actual knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" in accordance with the Pooling Requirements or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. The Company and its Subsidiaries have provided to its independent auditors all information requested by such auditors to assess whether the Merger can be properly accounted for as a "pooling-of-interests" in accordance with the Pooling Requirements, and have fully cooperated with such auditors with respect to all reasonable requests made in connection with such assessment.

(m) Taxes.  The Company and each of its Subsidiaries have prepared in good
    -----
    faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them at or before the Effective Time and all such filed Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries as of the Effective Time (x) will have paid or adequately provided for all Taxes that they are required to pay prior to the Effective Time, and (y) will have withheld all United States federal, state and local income taxes, FICA, FUTA and other Taxes, including, without limitation, similar foreign Taxes, required to be withheld from amounts owing to any employee, creditor or third party, except for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. As of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the actual knowledge of the Company's Executive Officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning the Company or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect of such Taxes that are reflected in the financial statements included in the Company's Reports, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Tax. Except as previously disclosed to Parent, no payments to be made to any of the officers and employees of the Company or its Subsidiaries will, as a result of consummation of the Merger, be subject to the deduction limitations under Sections 280G or 162(m) of the Code.

(n) Labor Matters.  Neither the Company nor any of its Subsidiaries is the
    -------------
    subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel the Company to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company's Executive Officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

(o) Brokers and Finders.  Neither the Company nor any of its officers,
    -------------------
    directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement except that the Company has employed Chase and Merrill Lynch as the Company's financial advisors. True and complete copies of all engagement letters and other Contracts under which Chase or Merrill Lynch may be entitled to any fees, expense reimbursement, indemnification or other payment from the Company or any of its Subsidiaries have been furnished to Parent.

(p) Regulatory Compliance.
    ---------------------

(1) (A) With respect to each of the Company's and its Subsidiaries' products and, to the extent applicable, products under development and the products and, to the extent applicable, products under development that the Company is entitled to license from Crescendo (collectively, "Products"), (i) the Company,
                                                   --------
its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo have obtained all applicable approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies, to permit any manufacturing, distribution, sales, marketing or human research activities of the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo to date (the "Activities to Date") with respect to each Product (collectively, "Licenses");
 ------------------                                                --------
(ii) the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo are in compliance in all material respects with all terms and conditions of each License and with all requirements pertaining to the Activities to Date with respect to each Product which is not required to be the subject of a License; (iii) the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo are in compliance in all material respects with all applicable requirements (as set forth in relevant statutes and regulations) regarding registration, licensure or notification for each site (in any country) at which each Product is manufactured, processed, packed, held for distribution or from which and into which it is distributed; and (iv) to the extent any Product is intended for export from the United States, the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo are in compliance in all material respects with either all FDA requirements for marketing or 21 U.S.C. (S)381(e) or (S)382; (B) all manufacturing operations performed by or on behalf of the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo have been and are being conducted in full compliance with current good manufacturing practice, including, but not limited to, the good manufacturing practice regulations issued by the FDA and counterpart requirements in Canada, the European Union and other countries; (C) all nonclinical laboratory studies of Products under development, as described in

21 C.F.R. (S)58.3(d), sponsored by the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo have been and are being conducted in full compliance with the good laboratory practice regulations set forth in 21 C.F.R. Part 58 and counterpart requirements in the European Union and other countries; and (D) the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo are in full compliance with all reporting requirements for all Licenses or plant registrations described in clause (1)(A) above, including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314; except, in the case of the preceding clauses (1)(A) through (1)(D), for any such failures to obtain or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing definition of "Licenses," such definition shall specifically include, with respect to the United States, new drug applications, abbreviated new drug applications, product license applications, investigational new drug applications, premarket approval applications, premarket notifications under
Section 510(k) of the FDCA, and investigational device exemptions, and product export applications issued by the FDA.

(2) To the knowledge of the Company, neither the Company, Crescendo, their respective Subsidiaries nor any of their officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to the FDA or any foreign equivalent, failed to disclose a fact required to be disclosed to the FDA or any foreign equivalent, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting, "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any foreign equivalent to invoke its equivalent policy.

(3) The Company has, prior to execution of this Agreement, made available to Parent copies of or made available for Parent's review any and all documents in its or any of its Subsidiaries' possession that the Company believes are material to assessing the Company's or any of its Subsidiaries' compliance with the FDCA and the Comprehensive Drug Abuse Prevention and Control Act of 1970 and implementing regulations, including, without limitation, copies in its possession of (i) all 483s issued during the last three years, (ii) any administrative or judicial order, ruling or agreement issued or entered into during the last three years in which the Company, any of its Subsidiaries, or any of their respective predecessor companies were a named party or were identified as an interested person, or (iii) any recall notice or order relating to any Product during the last two years.

(q) Significant Agreements.  Section 5.1(q) of the Company Disclosure
    ----------------------
    Letter sets forth a complete and correct list of: (i) all Contracts required to be filed as an exhibit to the Company's Reports filed prior to the date hereof; (ii) all Contracts in effect as of the date of this Agreement that are reasonably expected to require the payment (whether by or to the Company or any of its Subsidiaries) of $15,000,000 or more in the aggregate or payments in any twelve-month period aggregating $4,000,000 or more; (iii) all Contracts between the Company and any of its Subsidiaries, on the one hand, and Crescendo and any of its Subsidiaries, on the other hand; (iv) all in-licenses or Contracts calling for the purchase or other acquisition by the Company or any of its Subsidiaries of rights to Products that generate or are reasonably expected to generate $10,000,000 or more of annualized revenues; and (v) all Contracts between the Company and any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand (the Contracts described in (i) through (v), the "Significant
                                                                 -----------
    Agreements"). The Company has heretofore made available to Parent complete
    ----------
    and correct copies of each of the Significant Agreements, each as amended or modified to the date hereof (including any waivers with respect thereto). Each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except in each case where the failure to be in full force and effect and enforceable would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. None of the Company, any of its Subsidiaries or, to the knowledge of the Company's Executive Officers, Crescendo has received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements except in each case for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. No Significant Agreement is the subject of, or, to the knowledge of the Company's Executive Officers, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding except in each case for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. With respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, neither the Company, any of its Subsidiaries nor, to the knowledge of the Company's Executive Officers, Crescendo has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement will not be, or is not likely to be, so renewed or that any such extension option will not be exercised except in each case for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. There exists no event of default or occurrence, condition or act on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company's Executive Officers, on the part of the other parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant Agreements except in each case for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

(r) Intellectual Property Rights.
    ----------------------------

(1) The Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo own or have the right to use all intellectual property material to the conduct of their respective businesses (such intellectual property and such rights are collectively referred to herein as the "Company IP Rights"). Except under the Agreements disclosed in Section 5.1(q) of
 -----------------
the Company Disclosure Letter, no royalties or other payments relating to the use of intellectual property rights are payable by the Company, its Subsidiaries, or, to the knowledge of the Company's Executive Officers, Crescendo to any Person with respect to commercialization of any products presently sold, manufactured by or for or under development by the Company, Crescendo and their respective Subsidiaries that are in excess of $2,000,000 per year for any single product.

(2) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not
(A) constitute a material breach by the Company, its Subsidiaries or, to the knowledge of the Company's Executive Officers, Crescendo of any material instrument or agreement governing any Company IP Rights, (B) cause the modification of any terms of any material licenses or agreements relating to any Company IP Rights including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any material Company IP Rights, (D) give rise to a right of forfeiture or termination of any material Company IP Rights or (E) materially impair the right of the Company, its Subsidiaries, the Surviving Corporation, Parent or, to the knowledge of the Company's Executive Officers, Crescendo to make, have made, offer for sale, use, sell, export or license any material Company IP Rights or portion thereof.

(3) Except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, neither the manufacture, marketing, license, export, sale or intended use of any Product by the Company, its Subsidiaries or, to the knowledge of the Company's Executive Officers, Crescendo nor the current use by the Company, its Subsidiaries or, to the knowledge of the Company's Executive Officers, Crescendo, of any Company IP Rights (A) violates any license or agreement between the Company, Crescendo or any of their respective Subsidiaries and any third party or (B) infringes any patents or other intellectual property rights of any other party; and there is no pending or, to the knowledge of the Company's Executive Officers, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Rights, or asserting that any Company IP Rights or the proposed use, sale, export, license or disposition thereof, or the manufacture, use or sale of any Products, conflicts or will conflict with the rights of any other party.

(4) The Company has heretofore made available to Parent a worldwide list of all patents, trade names, registered trademarks and registered service marks, and applications for any of the foregoing, owned or possessed by the Company, its Subsidiaries or, to the knowledge of the Company's Executive Officers, Crescendo and true and complete copies of such materials have been made available to Parent.

(5) The Company has provided to Parent a true and complete copy of the Company's, its Subsidiaries' and, to the knowledge of the Company's Executive Officers, Crescendo's standard form or forms of employee confidentiality agreements and other standard agreements relating to rights to inventions or other intellectual property and the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo have taken all commercially reasonably steps to ensure that all employees have executed such an agreement. All consultants or third parties with access to proprietary information of the Company, its Subsidiaries and, to the knowledge of the Company's Executive Officers, Crescendo have executed appropriate non-disclosure agreements.

(s) Year 2000 Compliance.  The Company has instituted processes and
    --------------------
    controls to attain Year 2000 Compliance, as that term is defined below, and the foreseeable expenses or other liabilities associated with the process of securing full Year 2000 Compliance would not be reasonably expected to have a Material Adverse Effect on the Company. "Year 2000 Compliance" means,
                                               --------------------
    except for any noncompliance that would not be reasonably expected to cause a

    Material Adverse Effect on the Company, that such hardware or software used by the Comp any or any of its Subsidiaries including, but not limited to, microcode, firmware, system and application programs, files, databases, computer services, and microcontrollers, including those embedded in computer and non-computer equipment (the "Computer Systems") will:
                                              ----------------

(1) process date data from at least the years 1900 through 2101 without error or interruption;

(2) maintain functionality with respect to the introduction processing, or output of records containing dates falling on or after January 1, 2000; and

(3) be interoperable with other software or hardware which may deliver records to, receive records from, or interact with such Computer Systems in the course of conducting the business of the Company, including processing data and manufacturing the products of the Company.

(t) Crescendo Pharmaceuticals Corporation.
    -------------------------------------

(1) The Company owns 1,000 shares of Class B Common Stock of Crescendo free and clear of any lien, pledge, security interest, claim or other encumbrance. Such 1,000 shares constitute all of the issued and outstanding shares of Class B Common Stock of Crescendo.

(2) The Company's option to purchase all of the outstanding shares of Class A Common Stock of Crescendo is in full force and effect as of the date hereof and is enforceable in accordance with its terms as set forth in ARTICLE FIFTH of the Restated Certificate of Incorporation of Crescendo, a true and correct copy of which is attached as Section 5.1(t)(2) of the Company Disclosure Letter (the "Crescendo Certificate of Incorporation"). As of the date hereof, (i) the
 --------------------------------------
aggregate of the worldwide Product Payments, Developed Technology Royalties and Technical Evaluation Product Payments (as such terms are defined in the Crescendo Certificate of Incorporation) (the "Crescendo Payments") made by or
                                              ------------------
due from the Company to Crescendo with respect to all Licensed Products, Developed Technology Products and Technical Evaluation Products (as such terms are defined in the Crescendo Certificate of Incorporation) (the "Crescendo
                                                                 ---------
Products") for the four calender quarters immediately preceding the date hereof
--------
is approximately $500,000, (ii) the aggregate of the average quarterly Crescendo Payments made by or due from the Company to Crescendo with respect to all Crescendo Products which have not been commercially sold during each of the four calender quarters immediately preceding the date hereof is approximately $500,000, and (iii) the aggregate of all amounts paid by or due from Crescendo under the Development Agreement (as defined in the Crescendo Certificate of Incorporation) is approximately $163,000,000. The Company hereby represents and warrants that it has not exercised its payment buy-out option with respect to any of the Crescendo Products.

          (3) As of the date hereof, the License Agreement dated December 16, 1998 by and between the Company and Crescendo, a true and correct copy of which is attached as Section 5.1(t)(3) of the Company Disclosure Letter, is the only license agreement that has been executed by the Company and Crescendo pursuant to the License Option Agreement dated September 5, 1997 by and between the Company and Crescendo.

     5.2  Representations and Warranties of Parent and Merger Sub.  Except as
          -------------------------------------------------------
set forth in the corresponding sections or subsections of the disclosure letter, dated the date of this Agreement, delivered by Parent to the Company (the "Parent Disclosure Letter"), Parent, on behalf of itself and Merger Sub,
-------------------------
represents and warrants to the Company that:

          (a) Organization, Good Standing and Qualification. Each of Parent and
              ---------------------------------------------
              its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. Parent has made available to Company a complete and correct copy of its articles of incorporation and bylaws, each as amended to date. Such articles of incorporation and bylaws are in full force and effect.

          (b) Capital Structure.
              -----------------

          (1) The authorized capital stock of Parent consists of 2,400,000,000 shares of Parent Common Stock, of which 1,520,806,248 were issued and outstanding and 17,591,970 shares were held in treasury as of the close of business on June 18, 1999, and 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Parent Preferred Shares"), of
                                                 -----------------------
          which no shares were outstanding as of the date hereof. All of the outstanding shares of Parent

Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the date of this Agreement, other than Parent Common Stock subject to issuance as set forth below, Parent has no shares of Parent Common Stock or Parent Preferred Shares reserved for or subject to issuance. As of June 18, 1999, there were not more than 70,405,072 shares of Parent Common Stock that Parent was obligated to issue pursuant to Parent's stock plans, each of which are listed in Section 5.2(b) of the Parent Disclosure Letter (collectively, the "Parent Stock Plans"). Except as set forth above, as of the date of this
 ------------------
Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding. As of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(2) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(c) Corporate Authority and Approval.  Parent and Merger Sub each has all
    --------------------------------
    requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the Parent Required Consents, to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The shares of Parent Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

(d) Governmental Filings; No Violations.
    -----------------------------------

(1) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) pursuant to the European Community Merger Control Regulation, (D) to comply with state securities or "blue-sky" laws and (E) to comply with any other relevant Competition Laws (including such laws in Canada and, if necessary, Japan) (such filings and/or notices of Parent being the "Parent Required Consents"), no
                                            ------------------------
notices, reports or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent and are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement.

(2) The execution, delivery and performance of this Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, Parent's articles of incorporation or bylaws or the comparable governing instruments of any of its Significant Subsidiaries or any Significant Investees, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of Parent's Significant Investees (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Significant Investees or any Law or governmental or non-governmental permit or license to which Parent or any of its Significant Investees is subject or (C) any change in the rights or obligations of any party under any Contracts to which Parent or its Significant Investees are a party, except, in the case of clauses (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent and is not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair Parent's ability to consummate the transactions contemplated by this Agreement. The Parent Disclosure Letter sets forth a correct and complete list of Contracts of Parent and its Significant Investees pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent and is not, individually or in the aggregate, reasonably likely to prevent or materially impair Parent's ability to consummate the transactions contemplated by this Agreement.

(e) Reports; Financial Statements.  Parent has made available to the
    -----------------------------
    Company each registration statement, report, proxy statement or information statement prepared by Parent since December 31, 1996, including Parent's Annual Report on Form 10-K for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date of this Agreement, "Parent's Reports"). As of their respective dates, Parent's Reports complied
     ----------------
    as to form with all applicable requirements under the Securities Act, the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into Parent's Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income, shareholders' investment and cash flows included in or incorporated by reference into Parent's Reports (including any related notes and schedules) fairly presents the consolidated results of operations, statement of shareholders' investment and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes (to the extent permitted by the rules applicable to Form 10-Q) and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as set forth in Section 5.2(e) of the Parent Disclosure Letter, to Parent's knowledge, as of the date of this Agreement, no Person or "group" "beneficially owns" 5% or more of Parent's outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

(f) Absence of Certain Changes.  Except as disclosed in Parent's Reports
    --------------------------
    filed prior to the date of this Agreement or as expressly contemplated by this Agreement, since the Audit Date, there has not been: (i) any change in the financial condition, liabilities and assets (taken together), business or results of operations of Parent and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent; or (iii) any change by Parent in accounting principles, practices or methods, except as required by GAAP.

(g) Accounting and Tax Matters.  Neither Parent nor any of its Subsidiaries
    --------------------------
    or Pooling Affiliates has taken or agreed to take any action, nor do Parent's executive officers have any actual knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" in accordance with the Pooling Requirements or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

(h) Continuation of Operations.  Parent intends to cause the Surviving
    --------------------------
    Corporation to continue to maintain significant operations in the Silicon Valley area of California.

                                  ARTICLE VI.

                                   Covenants
                                   ---------

     6.1  Interim Operations.  Except as set forth in the corresponding sections
          ------------------
or subsections of the Company Disclosure Letter and the Parent Disclosure Letter, as appropriate:

          (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as (x) otherwise required by applicable Law, in which case, the Company shall provide Parent with prior reasonable notice of such requirement, or (y) expressly contemplated by this Agreement):

          (i) Its business and that of its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their reasonable best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates; provided, however, that no action by the Company or its
                      --------  -------
          Subsidiaries with respect to matters specifically addressed by any other provision of this Section 6.1(a) shall be deemed a breach of this Section 6.1(a)(i) unless such action would constitute a breach of one or more such other provisions;

          (ii) It shall not: (A) amend its certificate of incorporation or bylaws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or
          (D) repurchase, redeem or otherwise acquire, except in connection with commitments existing as of the date of this Agreement under the Company Stock Plans but subject to the Company's obligations under subparagraph (iii) below, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (iii) Neither it nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment in accordance with the Pooling Requirements or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in this Agreement to become untrue in any material respect;

          (iv) Neither it nor any of its ERISA Affiliates shall: (A) accelerate, amend or change the period of exercisability of or terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under any Compensation and Benefit Plans including expanding participation in any severance pay plan; (B) amend or otherwise modify any Compensation and Benefit Plans; or (C) increase the salary, wage, bonus or other compensation of any directors, officers or employees, except, in the case of (A),
          (B) and (C), (x) for grants or awards to employees below the level of Vice President of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (y) in the normal and usual course of its business (which may include normal periodic performance reviews and related compensation and benefit increases and the provision of individual Company Compensation and Benefit Plans consistent with past practice for promoted or newly hired employees below the level of Vice President on terms consistent with past practice), or (z) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date of this Agreement or as required under the terms of this Agreement; provided,
                                                                      --------
          that it shall not take such action unless it shall have provided Parent with prior reasonable notice;

          (v) Neither it nor any of its Subsidiaries shall incur, repay or retire prior to maturity or refinance any indebtedness for borrowed money or guarantee any such indebtedness or issue, sell, repurchase or redeem prior to maturity any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, in all such cases in excess of, in the aggregate, $10,000,000 plus amounts equal to any existing indebtedness described in Section
          4.5 that the Company is required to repurchase prior to the Effective Time;

          (vi) Neither it nor any of its Subsidiaries shall make any capital expenditures in an aggregate amount in excess of the aggregate amount reflected in the Company's capital expenditure budget for the fiscal year ending December 31, 1999, a copy of which has been provided to Parent;

          (vii) Neither it nor any of its Subsidiaries shall issue, deliver, sell, pledge or encumber shares of any class of its capital stock or any securities convertible or exchangeable into, any rights, warrants or options to acquire, or any bonds, debentures, notes or other debt obligations having the right to vote or convertible or exercisable for any such shares except Company Shares issued pursuant to options and other awards outstanding on the date of this Agreement under the Company Stock Plans or otherwise permitted by Section 6.1(a)(iv);

          (viii) Neither it nor any of its Subsidiaries shall authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), or any purchase, sale, lease, license or other acquisition or disposition of any business or of a material amount of assets or securities;

          (ix) It shall not make any material change in its accounting policies or procedures, other than any such change that is required by GAAP, or revalue any assets, including, without limitation, writing down the value of material inventory or writing off notes or accounts receivable in a material amount other than as required by GAAP;

          (x) It shall not release, assign, settle or compromise any material claims or litigation or make any material tax election or settle or compromise any material United States federal, state, local or foreign tax liability; and

          (xi) Neither it nor any of its Subsidiaries shall authorize or enter into any agreement to violate any of the foregoing.

          (b) Parent covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless the Company shall otherwise approve in writing and except as (x) otherwise required by applicable Law, in which case, Parent shall provide the Company with prior reasonable notice of such requirement, or (y) expressly contemplated by this Agreement):

          (i) It shall remain principally a diversified health care products and services company;

          (ii) It shall not: (A) reclassify its shares of capital stock or (B) declare, set aside or pay any dividend payable in cash, stock (other than Parent Common Stock) or property in respect of any capital stock, except (x) for regular quarterly cash dividends or (y) for a dividend that would be received by the holders of the Company Common Stock on an equivalent basis per share of Parent Common Stock after the Effective Time;

          (iii) Neither it nor any of its Subsidiaries shall take any action that would prevent the Merger from qualifying for "pooling-of-interests" accounting treatment in accordance with the Pooling Requirements or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties in this Agreement to become untrue in any material respect;

          (iv) Neither it nor any of its Subsidiaries shall authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, or any purchase, sale, lease, license or other acquisition of any business or a material amount of assets or securities, in all such cases, with any of the entities identified in
          Section 6.1(b) of the Company Disclosure Letter; and

          (v) Neither it nor any of its Subsidiaries shall authorize or enter into any agreement to violate any of the foregoing.

          (c) Parent and the Company agree that any written approval of Parent or of the Company obtained under Section 6.1(a) or 6.1(b) must be signed on behalf of the appropriate party by the Chief Executive Officer or Chief Financial Officer of Parent or of the Company or Senior Vice President, Pharmaceutical Operations of Parent or Group Vice President, ALZA Technologies, of the Company.

     6.2  Acquisition Proposals.
          ---------------------

          (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being referred to as the "Company Representatives") not to, directly or
                                  -----------------------
              indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including stock of its Subsidiaries) of it or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of its market capitalization, or any purchase or sale of, or tender or exchange offer for, 10% or more of its or any of its Subsidiaries' equity securities (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither
               --------------------
              it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause the Company Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to or in contemplation of an Acquisition Proposal or engage in any ne gotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this
                           --------  -------
     Agreement shall prevent either the Company or its Board of Directors from:
     (A) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) subject to the obligation of the Company pursuant to
     Section 6.4 to duly convene a Stockholders Meeting at which a vote of the stockholders of the Company shall be taken regarding the adoption of this Agreement and the approval of the transactions contemplated by this Agreement, recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company if, and only to the extent that, with respect to the actions referred to in clauses (B) or (C), (i) the Board of Directors of the Company concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (a "Superior Proposal"), (ii) the Board of Directors of the Company
         -----------------
     determines in good faith after consultation with outside legal counsel that the failure to take such action would result in the reasonable likelihood that the Board of Directors would breach its fiduciary duties to the Company's stockholders under applicable Law and (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors of the Company shall receive from such Person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement previously entered into between Parent and the Company in connection with their consideration of the Merger; provided, that such confidentiality
                                        --------
     agreement shall contain terms that allow the Company to comply with its obligations under this Section 6.2.

(b) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform each Company Representative of the obligations undertaken in

               Section 6.2(a). The Company agrees that it will notify Parent promptly, but in any event within twenty-four (24) hours, if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any Company Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. The Company thereafter shall keep Parent informed, on a timely basis, of the status and terms of any such inquiries, proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

     6.3  Information Supplied.  The Company and Parent each agrees, as to
          --------------------
itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy
                                                          ----------------
Statement") constituting a part thereof) (the "S-4 Registration Statement")
---------                                      --------------------------
will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement or the Prospectus/Proxy Statement, so that any of such documents would not include any misstatement of a material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties to this Agreement and an appropriate amendment or supplement describing such information shall be promptly filed by the appropriate party with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     6.4  Stockholders Meeting.  Subject to Section 8.3(b), the Company will
          --------------------
take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Shares (the "Stockholders Meeting")
      --------------------
as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the adoption of this Agreement. The Company's Board of Directors shall (i) recommend that the stockholders of the Company adopt this Agreement and thereby approve the transactions contemplated by this Agreement and (ii) take all lawful action (including the solicitation of proxies) to solicit such adoption; provided, however, that the Company's Board
                                   --------- -------
of Directors may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company's stockholders under applicable Law; provided, further, that, subject to Section 8.3(b), regardless of whether
     --------  -------
the Company's Board of Directors has withdrawn, modified or changed its recommendation to the stockholders regarding the adoption of this Agreement or the approval of the transactions contemplated by this Agreement, the Company shall as promptly as practicable after the S-4 Registration Statement is declared effective duly convene and complete the Stockholders Meeting and cause a vote of the stockholders to be taken at such Stockholders Meeting regarding the adoption of this Agreement and the approval of the transactions contemplated by this Agreement.

     6.5  Filings; Other Actions; Notification.
          ------------------------------------

          (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

          (b) The Company and Parent each shall use its respective reasonable best efforts to cause to be delivered to the other party and its directors letters of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and
              (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

(c) The Company and Parent shall cooperate with each other and, subject to Sections 6.5(d) and (e), use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (A) obtaining opinions of their respective accountants and attorneys referred to in Section 6.5(b) and Article VII of this Agreement, (B) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents including, without limitation, filings under the HSR Act, (C) instituting court actions and other proceedings necessary to obtain the approvals required to consummate the Merger or the other transactions contemplated by this Agreement or defending or otherwise opposing all court actions and other proceedings instituted by a Governmental Entity or other Person under the Competition Laws or otherwise for purposes of preventing the consummation of the Merger and the other transactions contemplated by this Agreement, and (D) to prepare prior to, and to execute and deliver at, the Closing supplements to the 5% Debenture Indenture, the 5- 1/4% Debenture Indenture and the Warrant Agreement in accordance with Sections 4.5(a), (b) and (c) and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

(d) Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not, without Parent's prior written consent, commit to any divestitures, licenses or hold separate or similar arrangements (or allow its Subsidiaries to commit to any divestitures, licenses or hold separate or similar arrangements), and the Company shall commit to, and shall use reasonable best efforts to effect (and shall cause its Subsidiaries to commit to and use reasonable best efforts to effect), any such divestitures, licenses or hold separate or similar arrangements as Parent shall request in order to obtain approval of the transactions contemplated by this Agreement under applicable Competition Laws and (ii) except as set forth in Section 6.5(e), neither Parent nor any of its Subsidiaries shall be required to agree (with respect to (x) Parent or its Subsidiaries or (y) the Company or its Subsidiaries) to any divestitures, licenses or hold separate or similar arrangements in order to obtain approval of the transactions contemplated by this Agreement under applicable Competition Laws if such divestitures, licenses or arrangements would reasonably be expected to have a Material Adverse Effect on Parent or the Company or a material adverse effect on the expected benefits of the Merger to Parent.

(e)  Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.5 or any other part of this Agreement shall require Parent to refrain from entering into any agreement with respect to, or issuing Parent Common Stock or other consideration in connection with, a business combination with, or an acquisition of, all or part of a third party (a "Subsequent Transaction"), and such actions by Parent shall not cause a
     -----------------------
     breach of this Agreement, except that Parent shall not, prior to the Effective Time, enter into any agreement or understanding providing for any business combination with or an acquisition of a majority of the stock or assets of, any of the entities identified in Section 6.1(b) of the Company Disclosure Letter. In the event of a Subsequent Transaction, Parent shall agree to any divestitures, licenses or hold separate or similar arrangements necessary in order to obtain approval of the transactions contemplated by this Agreement under applicable Competition Laws that would not otherwise have been required in order to obtain such approval but for the Subsequent Transaction.

(f) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

           (g) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any conditions to the other party's obligations to effect the Merger set forth in Article VII.

           (h) The Company will promptly provide Parent with copies of any communication that is issued, prepared or otherwise becomes available from the date of this Agreement until the Effective Time which bears significantly and adversely upon the regulatory status of the Products or the facilities of the Company or any of its Subsidiaries or the facilities of the material suppliers of the Company (including its Subsidiaries), including, without limitation, any warning letter, notice of violation, approval or non-approval letter/order or withdrawal letter/order from a Governmental Entity respecting such facilities or Products.

           (i) Parent agrees to reduce (if necessary) the number of "tainted treasury shares" (within the contemplation of the Pooling Requirements) attributable to Parent such that the attribution to Parent of "tainted treasury shares" under the Pooling Requirements shall not prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" in accordance with the Pooling Requirements by the date that is three business days after all of the conditions set forth in Article VII other than Section 7.1(e) have been satisfied or, if applicable, waived.

     6.6  Access; Consultation.  Upon reasonable notice, and except as may be
          --------------------
prohibited by applicable Law, the Company shall (and shall cause its Subsidiaries to) afford Parent's employees, agents and representatives (including any investment banker, attorney or accountant retained by Parent or any of its Subsidiaries) reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Company's properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning the Company's business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.6 shall
           --------
affect or be deemed to modify any
representation or warranty made by the Company under this Agreement; and provided, further, that the foregoing shall not require the Company to permit
--------  -------
any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of the Company's obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer, as the case may be. Parent will hold any such information that is non-public in confidence in accordance with the Confidentiality Agreement.

     6.7  Affiliates.
          ----------

          (a) Each of the Company and Parent shall deliver to the other a letter identifying all Persons whom such party believes to be, at the date of the Stockholders Meeting, affiliates of such party for purposes of applicable interpretations regarding use of the "pooling-of-interests" accounting method ("Pooling Affiliates")
                                                         ------------------
              and, in the case of the Company, affiliates of the Company for purposes of Rule 145 under the Securities Act ("Rule 145
                                                              --------
              Affiliates"). Each of the Company and Parent shall use all
              ----------
              reasonable efforts to cause each Person who is identified as a Pooling Affiliate or Rule 145 Affiliate in the letter referred to above to deliver to Parent promptly after execution of this Agreement a written agreement, in the form attached as Exhibit A,
                                                                     ---------
              in the case of a Pooling Affiliate or Rule 145 Affiliate of the Company (the "Company Affiliate's Letter"), and Exhibit B, in the
                            --------------------------
              case of a Pooling Affiliate of Parent (the "Parent Affiliate's
                                                          ------------------
              Letter"). Prior to the Effective Time, each of the Company and
              ------
              Parent shall use all reasonable efforts to cause each additional Person who is identified as a Pooling Affiliate or Rule 145 Affiliate after the date of the Stockholders Meeting to execute the applicable written agreement as set forth in this Section 6.7, as soon as practicable after such Person is identified.

          (b) Shares of Parent Common Stock issued to Pooling Affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company shall have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Pooling Affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff

              Accounting Bulletins 65 and 76. Any Company Shares held by any such Pooling A ffiliate shall not be transferable, regardless of whether such Pooling Affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by Pooling Affiliates, would preclude Parent's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate unless such transfer is made in compliance with the foregoing.

     6.8  Stock Exchange Listing.  To the extent they are not already listed,
          ----------------------
Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE and on all other stock exchanges on which shares of Parent Common Stock are then listed, subject to official notice of issuance, prior to the Closing Date.

     6.9  Publicity.  The initial press release with respect to the Merger shall
          ---------
be a joint press release. Thereafter, unless otherwise required by applicable Law or pursuant to any listing agreement with or rules of a securities exchange, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto.

     6.1  Employee Benefits.
          -----------------

          (a)   Stock Options.
                -------------

          (i) At the Effective Time, each outstanding option to purchase Company Shares (a "Company Option") under the Company Stock Plans, whether
                     --------------
          vested or unvested, shall be converted to an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) (a "Substitute Option"), at an exercise price per share
                            -----------------
          (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. Notwithstanding the foregoing, each purchase right granted under the Company's Employee Stock Purchase Plan or the Company's Supplemental Employee Stock Purchase Plan

          (the "Purchase Plans") that is outstanding at the Effective Time shall
               --------- -----
          be converted to a right to acquire upon the same terms and conditions as were applicable to such right immediately before the Effective Time, that number of shares (rounded down to the nearest whole share) of Parent Common Stock equal to the Exchange Ratio multiplied by the number of Company Shares for which such purchase right would otherwise have been exercisable determined as of the relevant grant date under the applicable Purchase Plan at a purchase price per share equal to 85% of the lower of (A) the fair market value of a Company Share on the relevant grant date divided by the Exchange Ratio or (B) the fair market value of a share of Parent Common Stock on the relevant purchase date.

          (ii) As promptly as practicable after the Effective Time, the Surviving Corporation shall deliver to the participants in the Company Stock Plans appropriate notices setting forth such participants' rights pursuant to the Substitute Options.

          (b)  Restricted Stock. At the Effective Time, each Company Share which
               ----------------
               is subject to restrictions or forfeiture risks (a "Restricted
                                                                  ----------
               Share") under the Company Stock Plans shall be converted to the
               -----
               same number of shares of Parent Common Stock as the holder of such Restricted Share would have been entitled to receive pursuant to the Merger had the Restricted Share not been subject to restrictions or forfeiture risks immediately prior to the Effective Time (rounded down to the nearest whole share), which shares of Parent Common Stock shall be subject to the same restrictions and forfeiture risks as the Restricted Share ("Substitute Restricted Shares").
                 ----------------------------

          (c)  Conversion and Registration. At or prior to the Effective Time,
               ---------------------------
               the Company shall make all necessary arrangements with respect to the Company Stock Plans to permit the conversion of the unexercised Company Options into Substitute Options and the conversion of Restricted Shares into Substitute Restricted Shares pursuant to this Section 6.10 and, within three days of the Effective Time, Parent shall use its reasonable best efforts to file with the SEC a registration statement on Form S-8 or other appropriate form covering shares of Parent Common Stock issuable pursuant to all Substitute Options and Substitute Restricted Shares with respect to Parent Common Stock and shall use its reasonable best efforts to cause such registration statement to become effective as soon as possible after filing and to maintain the effectiveness thereof.

                     (d) Benefits. Each Compensation and Benefit Plan shall, as
                         --------
                         of the Effective Time, be the obligation of Parent and the Surviving Corporation. For the period beginning on the Effective Date and ending on December 31, 1999, Parent shall cause the Surviving Corporation to continue in effect the Compensation and Benefit Plans as in effect as of the Effective Time; provided,
                                                                --------
                         however, t hat nothing in the foregoing provisions of
                         -------
                         this sentence shall (i) prevent Parent or the Surviving Corporation from amending any Compensation and Benefit Plan to the extent required by Law, or (ii) require Parent or the Surviving Corporation to continue any equity-based or equity-related plan. Notwithstanding the foregoing, Parent shall continue the Purchase Plans in effect until at least the first purchase date under the Purchase Plans following the Effective Time. For periods after December 31, 1999, employees of the Surviving Corporation shall be eligible to participate in employee benefit plans, programs, policies and arrangements which provide benefits that, in the aggregate, are materially comparable in value to those provided to similarly situated employees of Parent employed in the United States.

     (e) Service Credit.  In the event that, at or after the Effective Time,
         --------------
     employees of the Company and its Subsidiaries become eligible to participate in a vacation pay program of Parent or its affiliates, such employees will be given credit under that vacation pay program for their service with the Company and its Subsidiaries for periods prior to the Effective Time to the same extent that such service was taken into account for purposes of the vacation pay program for which they were eligible immediately prior to the Effective Time.

     6.11.  Expenses.  Whether or not the Merger is consummated, all costs and
            --------
expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement, printing and mailing the Prospectus/Proxy Statement, the S-4 Registration Statement and the filing fees under the HSR Act and any other Competition Law filings shall be shared equally by Parent and the Company.

     6.12.  Indemnification; Directors' and Officers' Insurance.
            ---------------------------------------------------

            (a) The Certificate of Incorporation and Bylaws of the Surviving
                Corporation shall contain, and Parent shall cause the Surviving Corporation to fulfill and honor, provisions with respect to indemnification and exculpation that are substantially identical to those set forth in the certificate of incorporation and bylaws of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties. "Indemnified Parties" shall
                                                    -------------------
     include each person who is or was a director, officer or employee of the Company or any Subsidiary of the Company at any time before the Effective Time, and each person who serves or has in the past served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at any time before the Effective Time.

(b)  Any Indemnified Party wishing to claim indemnification under paragraph
     (a) of this Section 6.12 shall promptly notify the Surviving Corporation, upon learning of any such claim, action, suit, proceeding or investigation, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. The Surviving Corporation may, at its own expense: (i) participate in the defense of any claim, suit, action or proceeding; or (ii) at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, unless the Indemnified Parties (or any of them) determine in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict or any significant issue between the positions of Parent and such Indemnified Parties, provided that
                                                                   --------
     the Surviving Corporation's counsel shall be reasonably satisfactory to the Indemnified Parties. If the Surviving Corporation assumes such defense, the Indemnified Parties shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Surviving Corporation. Whether or not the Surviving Corporation chooses to assume the defense of any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense thereof. If the Surviving Corporation fails to so assume the defense thereof, the Indemnified Parties may retain counsel reasonably satisfactory to the Surviving Corporation and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel promptly after statements therefor are received; provided, further, that
                                                      --------  -------
     the Indemnified Parties on whose behalf expenses are advanced provide (x) a written affirmation of their good faith belief that the standard of conduct necessary for indemnification under Section 145 of the DGCL has been met, and (y) an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification under Section 145 of the DGCL. Neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); provided, that, in the event that any claim or claims
                           --------
     for indemnification are asserted or made within such a period of six years after the Effective Time, all rights to indemnification in respect of any such claim or claims (and the matters giving rise thereto) shall continue until the disposition of any and all such claim or claims (and the matters giving rise thereto). The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to a single action unless any Indemnified Party determines in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.12, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 6.12, and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

(c) Without limiting any of the obligations of Parent or the Surviving Corporation set forth elsewhere in this Section 6.12, for a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, to the extent available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable under the policy of directors' and officers' liability insurance currently maintained by the Company; provided, however, that in no event shall Parent or the Surviving
              --------  -------
     Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage, and that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated instead to obtain a policy with the greatest coverage for a cost not exceeding such amount. The provisions of this
     Section 6.12(c) shall be deemed to
             have been satisfied if prepaid policies have been obtained by the Company prior to the Closing, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence. If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder.

        (d) Parent shall cause the Surviving Corporation to perform its obligations under this Section 6.12 and shall, in addition, guarantee, as co-obligor with the Surviving Corporation, the performance of such obligations by the Surviving Corporation subject to the limits imposed on the Surviving Corporation under the DGCL.

         (e) The obligations of Parent or the Surviving Corporation under this
             Section 6.12 are subject to the conditions that each Indemnified Party shall comply with the reasonable requests of the Surviving Corporation or Parent in defending or settling any action hereunder and that any Indemnified Party shall approve any proposed settlement of any such action if (i) such settlement involves no finding or admission of any liability by any Indemnified Party, and
             (ii) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Surviving Corporation or Parent.

         (f) Parent agrees to pay, or cause the Surviving Corporation to pay, all expenses, including reasonable attorneys' fees, that may be incurred by the Indemnified Parties in successfully enforcing the indemnity and other rights under this Section 6.12.

         (g) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.13.  Takeover Statutes.  If any Takeover Statute is or may become
            -----------------
applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger and such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger or such transactions. The Company's Board of Directors shall take all actions, including the adoption of any resolutions, as may be necessary or reasonably requested by Parent to assure that any Charter and Bylaw Provisions are not, and at the Effective Time will not be, applicable to the Merger and the other transactions contemplated by this Agreement in any manner that would prevent or make materially burdensome to Parent the Merger or the other transactions contemplated by this Agreement.

     6.14. Confidentiality.  The Company and Parent each acknowledge and confirm
           ---------------
that it has entered into a Confidentiality Agreement, dated May 24, 1999 (the "Confidentiality Agreement"), and that the Confidentiality Agreement shall
--------------------------
remain in full force and effect in accordance with its terms except for the provisions of Paragraphs 4, 5 and 11 thereof which shall be of no further force or effect, in each such case, whether or not the Merger is consummated.

     6.15.  Tax-Free Reorganization.  Parent, Merger Sub, and the Company shall
            -----------------------
each use its best efforts to cause the Merger to be treated as a reorganization with the meaning of Section 368(a) of the Code and to obtain an opinion of its respective counsel as contemplated by Sections 7.2(c) and 7.3(c), respectively.

                                  ARTICLE VII

                                   Conditions
                                   ----------

  7.1  Conditions to Each Party's Obligation to Effect the Merger.  The
       ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction or waiver, if applicable, at or prior to the Effective Time of each of the following conditions:

       (a) Stockholder Approval.  This Agreement shall have been duly adopted by
           --------------------
           holders of Company Shares constituting the Requisite Vote;

       (b) NYSE Listing.  The shares of Parent Common Stock issuable to the
           ------------
           Company stockholders pursuant to this Agreement shall have been approved for listing (either before or after the execution of this Agreement) on the NYSE upon official notice of issuance;

       (c) Laws and Orders.  No Governmental Entity of competent jurisdiction
           ---------------
           shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or permits consummation of the Merger or the other transactions contemplated by this Agreement under applicable Competition Laws but, except as provided in Section 6.5(e), subject to any divestitures, licenses or hold separate or similar arrangements if such divestitures, licenses or hold separate or similar arrangements would reasonably be expected to have a Material Ad verse Effect on Parent or the Company or a material adverse effect on the expected benefits of the Merger to Parent (collectively, an "Order"), and no Governmental Entity shall have
                              -----
           instituted, and no authoritative source at a Governmental Entity shall have threatened to institute, any proceeding seeking any such Order;

       (d) S-4. The S-4 Registration Statement shall have become effective under
           ---
           the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC; and

       (e) Pooling. Each of Parent and the Company shall have received a letter
           -------
           from its independent public accounting firm to the effect that the Merger should qualify for "pooling-of-interests" accounting treatment.

  7.2  Conditions to Obligations of Parent and Merger Sub.  The obligations
       --------------------------------------------------
of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

       (a) Representations and Warranties. The representations and warranties of
           ------------------------------
           the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company and, solely with respect to Sections 5.1(j) and 5.1(l), would not reasonably be expected to have a material adverse effect on the expected benefits of the Merger to Parent), and (iii) in Section 5.1(b) shall be true and correct within an aggregate of no more than 25,000 shares of Company Common Stock, in the case of each of (i), (ii) and (iii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

       (b) Performance of Obligations of the Company.  The Company shall have
           -----------------------------------------
           performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, the Company's stockholder s at the Stockholders Meeting shall have voted to adopt this Agreement and to approve the transactions contemplated by this Agreement and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

       (c) Tax Opinion. Parent shall have received the opinion of Mayer, Brown &
           -----------
           received the opinion of Heller Ehrman White & McAuliffe, counsel to the Company, dated the Closing Date, in each case to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel may rely upon reasonable representations and certificates of Parent, Merger Sub and the Company and certain stockholders or shareholders of Parent, Merger Sub and the Company; and Parent, Merger Sub and the Company will make, and each of them agrees to use its reasonable best efforts to cause such of its respective stockholders or shareholders to make, such representations and deliver such certificates; and

       (d) Governmental Consents.  The waiting period applicable to the
           ---------------------
           consummation of the Merger under the HSR Act shall have expired or been terminated and any material consents to the transactions contemplated under this Agreement required under the European Community Merger Control Regulation or other applicable Competition Laws, as well as other material Company Required Consents and Parent Required Consents, shall have been obtained, in each case without requiring any divestitures, licenses or hold separate or similar arrangements in order to obtain approval of the transactions contemplated by this Agreement under applicable Competition Laws if such divestitures, licenses or hold separate or similar arrangements would reasonably be expected to have a Material Adverse Effect on Parent or the Company or a material adverse effect on the expected benefits of the Merger to Parent.

  7.3  Conditions to Obligation of the Company.  The obligation of the
       ---------------------------------------
Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

       (a) Representations and Warranties. The representations and warranties of
           ------------------------------
           Parent and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Parent), in the case of each of (i) and (ii), as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

(b) Performance of Obligations of Parent and Merger Sub.  Each of Parent
    ---------------------------------------------------
    and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect;

(c) Tax Opinion.  The Company shall have received the opinion of Heller
    -----------
    Ehrman White & McAuliffe, counsel to the Company, dated the Closing Date, and Parent shall have received the opinion of Mayer, Brown & Platt, counsel to Parent, dated the Closing Date, in each case to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel may rely upon reasonable representations and certificates of Parent, Merger Sub and the Company and certain stockholders or shareholders of Parent, Merger Sub and the Company; and Parent, Merger Sub and the Company will make, and each of them agrees to use its reasonable best efforts to cause such of its respective stockholders or shareholders to make, such representations and deliver such certificates; and

(d) Governmental Consents.  The waiting period applicable to the
    ---------------------
    consummation of the Merger under the HSR Act shall have expired or been terminated and any material consents to the transactions contemplated under this Agreement required under the European Community Merger Control Regulation or other applicable Competition Laws, as well as other material Company Required Consents and Parent Required Consents, shall have been obtained.

                                  ARTICLE VII

                                  Termination
                                  -----------

     8.1  Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent, through action of their respective Boards of Directors.

     8.2  Termination by Either Parent or the Company.  This Agreement may be
          -------------------------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated prior to December 31, 1999 (the "Termination Date"); provided, however, that either party shall have the option
-----------------    --------  -------
to extend the Termination Date (and all references herein to the Termination Date shall mean such extended date) for an additional period of time not to exceed 90 days if the reason that the Merger has not been consummated by such date is that either (A) the condition set forth in Section 7.2(d) has not been satisfied due to the lack of expiration or termination of the waiting period under the HSR Act (the "Waiting Period") or the failure to obtain the necessary
                        --------------
consents and approvals under applicable Competition Laws and Parent or the Company are still attempting to achieve the expiration or termination of the Waiting Period or to obtain such necessary consents and approvals under applicable Competition Laws or are contesting whether the Waiting Period has expired or been terminated or the refusal of the relevant Governmental Entities to give such consents or approvals in court or through other applicable proceedings, or (B) the condition set forth in Section 7.1(c) has not been satisfied due to any Order that has been enacted, issued, promulgated, enforced or entered by any Governmental Entity pursuant to applicable Competition Laws or due to the institution or threatened institution by any Governmental Entity of any proceeding seeking any such Order pursuant to applicable Competition Laws;
(ii) the Stockholders Meeting shall have been held and completed and the adoption of this Agreement by the Company's stockholders referred to in Section 7.1(a) shall not have occurred; or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption or approval by the stockholders of the Company); provided, that the right to terminate this
                              --------
Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated on or before the Termination Date.

     8.3  Termination by the Company.
          --------------------------

          (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and
              (y) cannot be or is not cured prior to the Termination Date.

          (b) This Agreement may be terminated and the Merger may be abandoned by the Company at any time prior to the Stockholders Meeting if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that: (i) the Company shall have
                        --------  -------
              complied with Section 6.2; (ii) the Board of Directors of the Company shall have reasonably concluded in good faith, prior to giving effect to all concessions which may be offered the Company by Parent pursuant to clause (iv) below, on the basis of the advice of its financial advisors and outside counsel, that such proposal is a Superior Proposal; (iii) the Company shall have (A) notified Parent in writing of its receipt of such Superior Proposal, (B) further notified Parent in such writing that the Company intends to enter into a binding agreement for such Superior Proposal subject to clause (iv) below and (C) attached the most current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal) to such notice; and (iv) Parent does not make, within five business days after receipt of the Company's written notice pursuant to clause (iii) above, an offer that the Board of Directors of the Company shall have reasonably concluded in good faith on the basis of the advice of its financial advisors and outside counsel is at least as favorable to the stockholders of the Company as the Superior Proposal; provided, further,
                                                       --------  -------
              that it shall be a condition to termination pursuant to this
              Section 8.3(b) that the Company shall have made the payment of the Termination Fee to Parent required by Section 8.5(b).

     8.4  Termination by Parent.  This Agreement may be terminated and the
          ---------------------
Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company referred to in Section 7.1(a) and before or after the Stockholders Meeting, by action of the Board of Directors of Parent if:

          (a) the Board of Directors of the Company shall have (i) withdrawn, adversely modified or changed its approval or recommendation of this Agreement as a result of the existence of an Acquisition Proposal or a publicly announced intention (whether or not conditional) to make an Acquisition Proposal, (ii) failed to reconfirm its recommendation of this Agreement to the Company's stockholders within 15 business days after a written request by Parent to do so as a result of the existence of an Acquisition Proposal or a publicly announced intention (whether or not conditional) to make an Acquisition Proposal or (iii) approved or recommended a Superior Proposal; or

     (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which (x) would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and (y) cannot be or is not cured prior to the Termination Date.

8.5  Effect of Termination and Abandonment.
     -------------------------------------

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.2) shall become void and of no effect with no liability (other than as set forth in Sections 6.11, 6.14 and 8.5(b) or in the proviso at the end of this sentence) or obligation on the part of any party to this Agreement or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives; provided, however, that no such termination shall
                           --------  -------
          relieve any party to this Agreement from any liability for damages resulting from any breach of this Agreement.

     (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or shall have been made directly to stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter (A) the Board of Directors of the Company has not withdrawn, adversely modified or changed its approval or recommendation of this Agreement, the Stockholders meeting is held and completed and the Company's stockholders do not adopt this Agreement at the Stockholders Meeting,
          (B) this Agreement is terminated by either Parent or the Company, and
          (C) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated,
          (ii) an Acquisition Proposal shall have been made to the Company or have been made directly to stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and thereafter (A) the Board of Directors of the Company has withdrawn, adversely modified or changed its approval or recommendation of this Agreement, the Stockholders Meeting is held and completed and the Company's stockholders do not adopt this Agreement at the Stockholders Meeting and (B) this Agreement is terminated by either Parent or the Company (a termination under the circumstances described in this clause (ii) being a "Modified
                                                          --------
     Recommendation Stockholder Rejection Termination"), (iii) this Agreement is
     ------------------------------------------------
     terminated by Parent pursuant to Section 8.4(a) or (b) (but, with respect to Section 8.4(b), solely with respect to a breach of Section 6.2), or (iv) this Agreement is terminated by the Company pursuant to Section 8.3(b), then the Company shall pay Parent a fee equal to $210,000,000 (the "Termination Fee"), which amount shall be in addition to any expenses to be
     ----------------
     paid pursuant to Section 6.11, and shall be payable by wire transfer of same day funds. The Termination Fee required to be paid pursuant to this
     Section 8.5(b) shall be made prior to, and shall be a precondition of, the effectiveness of a termination of this Agreement by the Company pursuant to
     Section 8.3(b) or a Modified Recommendation Stockholder Rejection Termination by the Company. Any other payment required to be made pursuant to this Section 8.5(b) shall be made to Parent not later than two business days after the earliest of (i) the entering into of a definitive agreement with respect to, or the consummation of, an Acquisition Proposal, as applicable, (ii) a termination pursuant to Section 8.4(a) or (b) and (iii) a Modified Recommendation Stockholder Rejection Termination by Parent. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                  ARTICLE IX.

                           Miscellaneous and General
                           -------------------------

     9.1  Certain Definitions.  Terms defined elsewhere in this Agreement shall
          -------------------
have the meanings set forth therein for all purposes of this Agreement, unless otherwise specified to the contrary. The following terms shall have the following meanings:

     "Affiliates" shall have the meaning set forth in Rule 12b-2 under the
      ----------
Exchange Act.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company's Executive Officers" means the Company's Chief Executive Officer,
      ----------------------------
Senior Vice Presidents, Group Vice Presidents and Senior Director of Intellectual Property.

     "Competition Laws" includes the HSR Act, the European Community Merger
      ----------------
Control Regulation, and any other antitrust or competition Law of the United States of America, the European Community or any other nation, province, territory or jurisdiction which must be satisfied or complied with in order to consummate and make effective the Merger or the other transactions contemplated by this Agreement.

     "Crescendo" means Crescendo Pharmaceuticals Corporation, a Delaware
      ---------
corporation.

     "DGCL" means the Delaware General Corporation Law.
      ----

     "Environmental Law" means any Law relating to: (A) the protection,
      -----------------
investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or notifications to government agencies or the public in connection with any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any corporation or trade or business which,
      ---------------
together with the Company, is a member of a controlled group of Persons or a group of trades or businesses under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "FDA" means the U.S. Food and Drug Administration.
      ---

     "FDCA" means the Federal Food, Drug and Cosmetic Act, as amended.
      ----

     "GAAP" means U.S. generally accepted accounting principles.
      ----

     "Hazardous Substance" means any substance that is listed, classified or
      -------------------
regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, electromagnetic fields, microwave transmission, radioactive materials or radon.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "IRS" means the Internal Revenue Service.
      ---

     "Laws" means any law, statute, ordinance, regulation, judgment, order,
      ----
decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law.

     "Material Adverse Effect" means, with respect to any Person, a material
      -----------------------
adverse effect on the financial condition, assets and liabilities (taken together), results of operations or business of such Person and its Subsidiaries, taken as a whole; provided, however, that none of the following
                                --------  -------
shall be deemed to constitute and shall not be taken into account in determining the occurrence of a Material Adverse Effect with respect to a party: (i) any effect arising from or relating to general business or economic conditions which does not affect such party in any materially disproportionate manner; (ii) any effect relating to or affecting, with respect to the Company, the pharmaceutical industry generally or, with respect to Parent, the health care products and services industries generally, in either such case, which does not affect such party in a materially disproportionate manner; (iii) any effect arising from or relating to the announcement or pendency of the Merger; or (iv) any effect arising from or relating to change in accounting rules or procedures announced by the Financial Accounting Standards Board.

     "NYSE" means the New York Stock Exchange.
      ----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permits" means permits, licenses, franchises, variances, exemptions,
      -------
orders and other governmental authorizations, consents and approvals.

     "Person" means any individual, corporation (including not-for-profit),
      ------
general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Significant Investees" means, with respect to any Person, Significant
      ---------------------
Subsidiaries of such Person and any entity in which such Person has an equity interest of 20% or more excluding, with respect to the Company, Durect Corporation, ProQuest Investments L.P., TechAMP International L.P. and P/A Charleston Road LLC.

     "Significant Subsidiaries" with respect to any Person has the meaning set
      ------------------------
forth in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Exchange Act and includes any Subsidiaries that if aggregated would together constitute Significant Subsidiaries.

     "Subsidiary" means, with respect to any Person, any entity, whether
      ----------
incorporated or unincorporated, of which at least 50% of the stock, securities or other ownership interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or other persons performing similar functions is directly or indirectly owned by such Person excluding, with respect to the Company, P/A Charleston Road LLC, a California limited liability company.

     "Tax" (including, with correlative meaning, the terms "Taxes" and
      ---                                                   -----
"Taxable") includes all federal, state, local and foreign income, profits,
 -------
franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     "Tax Return" includes all federal, state, local and foreign returns and
      ----------
reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     9.2  Survival.  Article II, Article III, Article IV and this Article IX
          --------
(other than Section 9.5 (Counterparts)), and the agreements of the Company, Parent and Merger Sub contained in Sections 6.7(b) (Affiliates), 6.10 (Employee Benefits), 6.11 (Expenses) and 6.12 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX (other than Section 9.3 (Modification or Amendment), Section 9.4 (Waiver of Conditions) and Section 9.13 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.11 (Expenses), Section 6.14 (Confidentiality) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.3  Modification or Amendment.  Subject to the provisions of applicable
          -------------------------
          Law, at any time prior to the Effective Time, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.4  Waiver of Conditions.
          --------------------

          (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by an authorized representative of the party against whom the waiver is to be effecti ve.

          (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     9.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.6  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
          ---------------------------------------------

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating
               ---------------
              to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

                   (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY
                       WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
                       SECTION 9.6.

     9.7  Notices.  Notices, requests, instructions or other documents to be
          -------
given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that a copy of the fax is promptly sent by U.S. mail, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

     If to Parent or Merger Sub:

          Abbott Laboratories
          100 Abbott Park Road
          Abbott Park, Illinois 60064-3500
          Attention:  Chief Executive Officer
          Fax: (847) 938-6277

          and

          Abbott Laboratories
          100 Abbott Park Road
          Abbott Park, Illinois 60064-3500

          Attention:  General Counsel
          Fax: (847) 938-6277

     with a copy to:

          Scott J. Davis and James T. Lidbury
          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Fax:  (312) 701-7711

     and if to the Company:

          ALZA Corporation
          950 Page Mill Road
          Palo Alto, California 94304
          Attention:  Chief Executive Officer
          Fax:  (650) 496-8819

          and

          ALZA Corporation
          950 Page Mill Road
          Palo Alto, California 94304
          Attention: General Counsel
          Fax:  (650) 494-5561

     with a copy to:

          Sarah A. O'Dowd
          Heller Ehrman White & McAuliffe
          525 University Avenue
          Palo Alto, California 94301
          Fax:  (650) 324-0638

          and

          Brian J. McCarthy
          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue
          Suite 3400
          Los Angeles, California 90071
          Fax:  (213) 687-5600
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.8  Entire Agreement.  This Agreement (including any exhibits to this
          ----------------
Agreement), the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter of this Agreement. EACH PARTY TO THIS AGREEMENT AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.9  No Third Party Beneficiaries.  Except as provided in Section 6.10
          ----------------------------
(Benefits) and Section 6.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.10  Obligations of Parent and of the Company.  Whenever this Agreement
           ----------------------------------------
requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.11  Severability.  The provisions of this Agreement shall be deemed
           ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.12.  Interpretation. The table of contents and headings in this
               --------------
Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        9.13.  Assignment. This Agreement shall not be assignable; provided,
               ----------                                          ---------
however, that Parent may designate prior to the Effective Time, by written
--------
notice to the Company, another wholly owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made in this Agreement, with respect to Merger Sub as of the date of this Agreement) and all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall also be made with respect to such other Subsidiary as of the date of such designation. Any assignment in contravention of the preceding sentence shall be null and void.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                             ALZA CORPORATION



                             By: /s/ Ernest Mario
                                 ------------------------------------
                                 Name:  Ernest Mario
                                 Title: Chairman & CEO

                             ABBOTT LABORATORIES


                             By: /s/ Miles D. White
                                 ------------------------------------
                                 Name:  Miles D. White
                                 Title: Chairman of the Board
                                         and Chief Executive Officer



                             AC MERGER SUB INC.


                             By:  /s/ Arthur J. Higgins
                                 ------------------------------------
                                 Name:  Arthur J. Higgins
                                 Title: President

                                   EXHIBIT A
                                   ---------


                             STOCKHOLDER AGREEMENT


     This STOCKHOLDER AGREEMENT, dated as of June ____, 1999 (this "Agreement") is between ABBOTT LABORATORIES, an Illinois corporation ("Parent"), and the undersigned stockholder ("Stockholder") of ALZA CORPORATION, a Delaware corporation (the "Company"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS
                                    --------

     A. Parent and the Company have entered into an Agreement and Plan of Merger, dated as of June 21, 1999 (the "Merger Agreement"), pursuant to which AC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent;

     B. Pursuant to the Merger Agreement, at the Effective Time, outstanding shares of Company Common Stock, including any Company Common Stock owned by Stockholder, will be converted into the right to receive shares of Parent Common Stock;

     C.  It is a condition to each party's obligation to effect the Merger that
(i) legal counsel to the Company and Parent shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Parent, Merger Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (ii) the independent public accounting firms for the Company and Parent shall have delivered their respective opinions to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

     D. The execution and delivery of this Agreement by Stockholder is a material inducement to Parent to enter into the Merger Agreement; and

     E. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of the Company, as such term is used (i) for purposes of paragraphs
(c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of the Company.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Acknowledgments by Stockholder.  Stockholder acknowledges and
          ------------------------------
understands that the representations, warranties and covenants made by Stockholder set forth in this Agreement will be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Agreement.

     2.   Compliance with Rule 145 and the Act.
          ------------------------------------

          (a) Stockholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by Parent on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Stockholder may be deemed to be an affiliate of the Company. Stockholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Stockholder in the Merger unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Stockholder delivers to Parent a written opinion of counsel, in form and substance reasonably acceptable to Parent, to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

          (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Stockholder pursuant to the Merger, and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, legends stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS BEING ACCOUNTED FOR AS A POOLING OF INTERESTS, IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE TRANSFERRED UNTIL SUCH TIME AS PARENT SHALL HAVE

     PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS WITH THE COMPANY."

     and

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE STOCKHOLDER AGREEMENT DATED AS OF JUNE __, 1999 BETWEEN THE HOLDER OF THIS CERTIFICATE AND PARENT, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF PARENT OR FURNISHED BY PARENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The legends set forth above shall be removed (by delivery of a substitute certificate without such legends), and Parent shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Stockholder delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Parent, to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

     3.   Covenants Related to Pooling of Interests.
          -----------------------------------------

          (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations of Parent and the Company (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"- equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, or reducing its risk relative to (i) any shares of Company Common Stock owned by Stockholder or (ii) any shares of Parent Common Stock received by Stockholder in connection with the Merger. The parties acknowledge that sales of Parent Common Stock issuable on exercise of stock options solely to provide for payment of the exercise price of such stock options simultaneously with the exercise of such stock options shall not constitute such reduction of relative risk.

          (b) Notwithstanding anything to the contrary contained in Section 3(a), Stockholder will be permitted, during the Restricted Period, (ii) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise)
intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Company Common Stock or Parent Common Stock received by Stockholder in connection with the Merger (a "Transfer") equal to the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by Stockholder and (B) Stockholder's pro rata portion of 1% of the total number of outstanding shares of Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by Stockholder and all other stockholders of the Company (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such
                          --------  -------
charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 3(a).

     4.   Miscellaneous.
          -------------

          (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation
                                      ---------------
arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

          (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

          (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

          (h) From and after the Effective Time of the Merger and as long as is necessary in order to permit Stockholder to sell Parent Common Stock held by Stockholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.


                                         ABBOTT LABORATORIES,
                                         an Illinois corporation

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         STOCKHOLDER

                                         By:
                                            -----------------------------------

                                         Name:
                                         Name of Signatory
                                         (if different from name of
                                         Stockholder):


                                         --------------------------------------

                                         Title of Signatory
                                         (if applicable):
                                                         ----------------------

                                         Number of Shares Owned:
                                                                ---------------

                                         Number of Shares Issuable upon
                                         Exercise of Stock Options:
                                                                   ------------

                                   EXHIBIT B

                             STOCKHOLDER AGREEMENT


     This STOCKHOLDER AGREEMENT, dated as of June __, 1999 (this "Agreement"), is by and between ALZA CORPORATION, a Delaware corporation (the "Company"), and the undersigned stockholder ("Stockholder") of ABBOTT LABORATORIES, an Illinois corporation ("Parent"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS
                                    --------

     A. The Company and Parent have entered into an Agreement and Plan of Merger, dated as of June 21, 1999 (the "Merger Agreement"), pursuant to which AC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), will merge with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent;

     B. It is a condition to the effectiveness of the Merger that (i) legal counsel to Parent and the Company shall have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Parent, Merger Sub and the Company each will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (ii) the independent public accounting firms for Parent and the Company shall have delivered their respective opinions to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

     C. The execution and delivery of this Agreement by Stockholder is a material inducement to the Company to enter into the Merger Agreement; and

     D. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of Parent, as such term is used in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of Parent.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Acknowledgments by Stockholder.  Stockholder acknowledges and
          ------------------------------
understands that the representations, warranties and covenants made by Stockholder set forth in this Agreement will be relied upon by the Company, Parent and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this

Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Agreement.

     2.   Covenants Related to Pooling of Interests.
          -----------------------------------------

          (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after Parent has published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies) financial results covering at least 30 days of combined operations of the Company and Parent (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"- equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder. The parties acknowledge that sales of Parent Common Stock issuable on exercise of stock options solely to provide for payment of the exercise price of such stock options simultaneously with the exercise of such stock options shall not constitute such reduction of relative risk.

          (b) Notwithstanding anything to the contrary contained in Section 2(a), Stockholder will be permitted, during the Restricted Period, (i) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of Parent Common Stock owned by Stockholder (a "Transfer") equal to the lesser of (A) 10% of the Parent Common Stock owned by Stockholder and (B) Stockholder's pro rata portion of 1% of the total number of outstanding shares of Parent Common Stock owned by Stockholder and all other stockholders of Parent (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable
            --------  -------
contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 2(a).

     3.   Miscellaneous.
          -------------

          (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with Delaware law without regard to the conflict of law principles thereof. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") for any litigation
                                      ---------------
arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

     (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

     (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

     (f) This Agreement shall not be modified or amended, or any right waived or any obligation excused, except by a written agreement signed by both parties.

     (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                         ALZA CORPORATION,
                                         a Delaware corporation

                                         By:____________________________________
                                         Name:
                                         Title:

                                         Stockholder

                                         By:____________________________________

                                         Name:
                                         Name of Signatory
                                         (if different from name of
                                         Stockholder):


                                         _______________________________________

                                         Title of Signatory
                                         (if applicable):

                                         Number of Shares Owned:________________

                                         Number of Shares Issuable upon
                                         Exercise of Stock Options:_____________